SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (date of earliest event reported)      July 5, 1996

                               Bettis Corporation
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-23568                                         76-0428239
(Commission File Number)                    (IRS Employer Identification No.)

18703 GH Circle, Waller, Texas                               77484
(Address of principal executive offices)                   (zip code)

Registrant's telephone number, including area code     713/463-5100


                                      N/A
         (Former name or former address, if changed since last report.)



Exhibit Index appears on Page 3.



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Item 2.    Acquisition or Disposition of Assets.

         On June 20, 1996, Bettis Corporation, a Delaware corporation, acquired all of the issued and outstanding shares of Prime Actuator Control Systems Limited, a company incorporated in Scotland with number 95751 ("Prime UK") and Prime Actuator Control Systems, Inc., a Delaware corporation ("Prime") from Sooner Pipe & Supply Corporation, an Oklahoma corporation ("Sooner"), pursuant to a Stock Purchase Agreement (the "Agreement"). Pursuant to the Agreement, Bettis Corporation paid $4,000,000 in cash consideration and caused Prime to issue and deliver a note in the principal amount of $2,323,000 to Sooner for the shares of Prime UK and Prime.

         The foregoing description is qualified in its entirety by reference to the Agreement, a conformed copy of which constitutes Exhibit 2.1 to this report.

Item 7.    Financial Statements and Exhibits.

(a)      Financial statements of the business acquired.

         It is impracticable to file any financial statements at this time. The required financial statements will be filed under cover of Form 8 as soon as possible.

(b)      Pro forma financial statements.

         It is impracticable to file pro forma financial information at the time of this report. Such information will be filed under cover of Form 8 with the required financial statements referred to above.

(c)      The exhibits listed below are filed as a part of this report.

     2.1 -- Stock Purchase Agreement dated as of June 20, 1996 among Bettis Corporation, Prime Actuator Control Systems Limited, Prime Actuator Control Systems, Inc. and Sooner Pipe & Supply Corporation.

     99.1 -- Press Release, dated June 21, 1996, by Bettis Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               BETTIS CORPORATION



Date:  July 5, 1996                         By:

                                                  Wilfred Krenek
                                                  Vice President


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                                INDEX TO EXHIBITS


     Exhibit No. Description

     2.1 Stock Purchase Agreement dated as of June 20, 1996 among Bettis Corporation, Prime Actuator Control Systems Limited, Prime Actuator Control Systems, Inc. and Sooner Pipe & Supply Corporation.

     99.1 Press Release, dated June 21, 1996, by Bettis Corporation.
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